Exhibit 4.1

CONFORMED COPY

TEVECAP S.A.

12.625% Senior Notes due 2009

INDENTURE

Dated as of December 21, 2004

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

and

Principal Paying Agent

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)(1)	6.10
(a)(2)	6.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	6.8; 6.10
(c)	N.A.
311(a)	6.11
(b)	6.11
(c)	N.A.
312(a)	2.16
(b)	10.3
(c)	10.3
313(a)	6.6
(b)(1)	N.A.
(b)(2)	6.6
(c)	6.6
(d)	6.6
314(a)	4.3; 10.2
(b)	N.A.
(c)(1)	10.4
(c)(2)	10.4
(c)(3)	N.A.
(d)	N.A.
(e)	10.5
(f)	4.3
315(a)	6.1
(b)	5.1; 10.2
(c)	6.1
(d)	6.1
(e)	5.11
316(a)(last sentence)	10.6
(a)(1)(A)	5.5
(a)(1)(B)	5.4
(a)(2)	N.A.
(b)	5.7
317(a)(1)	5.8
(a)(2)	5.9
(b)	2.8
318(a)	10.1

N.A. means Not Applicable.

Note:                   This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

i

SECTION 4.1.	Payment of Notes
SECTION 4.2.	Payment of Additional Amounts
SECTION 4.3.	Compliance Certificate
SECTION 4.4.	Further Instruments and Acts
ARTICLE V	DEFAULTS AND REMEDIES
SECTION 5.1.	Events of Default
SECTION 5.2.	Acceleration
SECTION 5.3.	Other Remedies
SECTION 5.4.	Waiver of Past Defaults
SECTION 5.5.	Control by Majority
SECTION 5.6.	Limitation on Suits
SECTION 5.7.	Rights of Holders to Receive Payment
SECTION 5.8.	Collection Suit by Trustee
SECTION 5.9.	Trustee May File Proofs of Claim
SECTION 5.10.	Priorities
SECTION 5.11.	Undertaking for Costs
ARTICLE VI	TRUSTEE
SECTION 6.1.	Duties of Trustee
SECTION 6.2.	Rights of Trustee
SECTION 6.3.	Individual Rights of Trustee
SECTION 6.4.	Trustee’s Disclaimer
SECTION 6.5.	Intentionally Omitted
SECTION 6.6.	Reports by Trustee to Holders
SECTION 6.7.	Compensation and Indemnity
SECTION 6.8.	Replacement of Trustee
SECTION 6.9.	Successor Trustee by Merger
SECTION 6.10.	Eligibility; Disqualification
SECTION 6.11.	Preferential Collection of Claims Against Company
ARTICLE VII	DISCHARGE OF INDENTURE; DEFEASANCE
SECTION 7.1.	Discharge of Liability on Notes; Defeasance
SECTION 7.2.	Conditions to Defeasance
SECTION 7.3.	Application of Trust Money
SECTION 7.4.	Repayment to Company

SECTION 7.5.	Indemnity for U.S. Government Obligations
SECTION 7.6.	Reinstatement
ARTICLE VIII	AMENDMENTS
SECTION 8.1.	Without Consent of Holders
SECTION 8.2.	With Consent of Holders
SECTION 8.3.	Compliance with Trust Indenture Act
SECTION 8.4.	Revocation and Effect of Consents and Waivers
SECTION 8.5.	Notation on or Exchange of Notes
SECTION 8.6.	Trustee To Sign Amendments
ARTICLE IX	SUBSIDIARY GUARANTEE
SECTION 9.1.	Execution of Subsidiary Guarantee
SECTION 9.2.	Subsidiary Guarantee
SECTION 9.3.	Limitation on Liability
SECTION 9.4.	Successors and Assigns
SECTION 9.5.	No Waiver
SECTION 9.6.	Right of Contribution
SECTION 9.7.	No Subrogation
SECTION 9.8.	Modification
SECTION 9.9.	Waiver of Brazilian Law Benefits
ARTICLE X	MISCELLANEOUS
SECTION 10.1.	Trust Indenture Act Controls
SECTION 10.2.	Notices
SECTION 10.3.	Communication by Holders with other Holders
SECTION 10.4.	Certificate and Opinion as to Conditions Precedent
SECTION 10.5.	Statements Required in Certificate or Opinion
SECTION 10.6.	When Notes Disregarded
SECTION 10.7.	Rules by Trustee, Paying Agent and Registrar
SECTION 10.8.	Legal Holidays
SECTION 10.9.	Governing Law
SECTION 10.10.	No Recourse Against Others
SECTION 10.11.	Successors
SECTION 10.12.	Multiple Originals
SECTION 10.13.	Variable Provisions

SECTION 10.14.	Qualification of Indenture
SECTION 10.15.	Table of Contents; Headings
SECTION 10.16.	Agent for Service; Submission to Jurisdiction; Waiver of Immunities
SECTION 10.17.	Currency of Account; Conversion of Currency; Foreign Exchange Restrictions

EXHIBIT A	Form of Note
EXHIBIT B	Form of Guarantee

INDENTURE, dated as of December 21, 2004, among TEVECAP S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (the “Company”), HSBC Bank USA, National Association as Trustee (the “Trustee”) and Principal Paying Agent.

The Company agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company’s 12.625% Senior Notes due 2009 (the “Notes”):

ARTICLE I

Definitions and Incorporation by Reference

SECTION 1.1.   Definitions.

“Additional Amounts” shall have the meaning specified in Section 4.2 hereof.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting Notes, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, excluding any debt securities convertible into such equity.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” or “SEC” means the United States Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any two of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President or a Vice President or its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 Fifth Avenue, New York, NY 10018, Attention: Corporate Trust.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Determination Period” means, as the context requires, the First Determination Period or the Second Determination Period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Adjustment” means:

(i)                                     with respect to the First Redemption Date, an amount equal to:

(A)                              the Installment Amount due on the First Redemption Date minus

(B)                                the Installment Amount due on the First Redemption Date first converted into reais using the Exchange Rate as of November 1, 2004, second multiplied by the sum of (1) one plus (2) the Inflation Rate Increase for the First Redemption Date and third converted into US dollars using the Exchange Rate as of five Business Days prior to the First Redemption Date; and

(ii)                                  with respect to the Second Redemption Date, an amount equal to:

(A)                              the Installment Amount due on the Second Redemption Date (as adjusted, if applicable, in accordance with Section 3.1(b)(1)(ii)) minus

(B)                                the Installment Amount due on the Second Redemption Date (as adjusted, if applicable, in accordance with Section 3.1(b)(1)(ii)) first converted into reais using the Exchange Rate as of November 1, 2004, second multiplied by the sum of (1) one plus (2) the Inflation Rate Increase for the Second Redemption Date and third converted into US dollars using the Exchange Rate as of five Business Days prior to the Second Redemption Date.

“Exchange Rate” means, as of any date, the real/US dollar commercial rate, expressed as the amount of reais per one US dollar, reported as of 7:30pm (São Paulo time) on such date by the Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consultas de Câmbio” or Exchange Rate Inquiry) Option 5 (“Cotações para Contabilidade” or Rates for Accounting Purposes) market type L (corresponding to US dollars traded in the foreign exchange market segment officially denominated “Livre” and commonly known as “Commercial”), or such other transaction code as shall have replaced the PTAX-800 transaction code from time to time.

“Exchange Rate Increase” means, with respect to the First Redemption Date or the Second Redemption Date, the percentage increase, if any, in the Exchange Rate for the period from the first day of the First Determination Period or the Second Determination Period (as applicable) until the final day of the First Determination Period or the Second Determination Period (as applicable).

“Excluded Debt” means indebtedness due with respect to the Company’s 12.625% Senior Notes due 2004.

“First Determination Period,” for exchange rate purposes, means the period from November 1, 2004 through and including the fifth Business Day prior to the First Redemption Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the Issue Date.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“IGP-M” means the Índice Geral de Preços do Mercado, as published by the Fundação Getúlio Vargas, or such other index as shall replace the IGP-M from time to time.

“IGP-M Variation” for any Determination Period means the product of the IGP-M for each month during such Determination Period; it being understood that (i) for period from November 1, 2007 through and including the fifth Business Day prior to the First Redemption Date, the IGP-M for such period shall be calculated on a pro rata temporis basis using the IGP-M for the month of October 2007 and (ii) for the period from November 1, 2008 through and including the fifth Business Day prior to the Second Redemption Date, the IGP-M for such period shall be calculated on a pro rata temporis basis using the IGP-M for the month of October 2008.

“Inflation Rate Increase” means:

(i)                                     with respect to the First Redemption Date, the product of the IGP-M Variation for the First Determination Period multiplied by 1.12; and

(ii)                                  with respect to the Second Redemption Date, the product of the IGP-M Variation for the Second Determination Period multiplied by 1.15.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Issue Date” means the date on which the Notes are originally issued.

“Legal Holiday” has the meaning ascribed in Section 10.8.

“Notes” means the Notes issued under this Indenture.

“Notes Custodian” means the custodian with respect to the Global Notes (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Officer” means the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers.  One of the officers giving an Officers’ Certificate pursuant to Section 4.3 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

“Paying Agent” means any person authorized by the Company to pay the principal, premium, if any, interest (or Additional Amounts) on any Notes on behalf of the Company.  The Company may so authorize a principal Paying Agent and one or more co-Paying Agents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Physical Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with this Indenture, in the form of Exhibit A, except that such Note shall not bear the global note legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.3 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Redemption Date” means, as the context requires, the First Redemption Date, the Second Redemption Date or the Third Redemption Date.

“Second Determination Period,” for exchange rate purposes, means the period from November 1, 2004 through and including the fifth Business Day prior to the Second Redemption Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the payment of principal of such Note is due and payable.

“Subsidiary” of any Person means any corporation, association, partnership, joint venture or other business entity (i) of which more than 50.0% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (A) such Person, (B) such Person and one or more Subsidiaries of such Person or (C) one or more Subsidiaries of such Person and (ii) which is controlled by such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

“Subsidiary Guarantors” means each Subsidiary of the Company that executes a Guarantee in the form attached hereto as Exhibit B and that becomes a party hereto pursuant to Section 9.1.

“Subsidiary Guarantee” means the Guarantee of the Notes by the Subsidiary Guarantors set forth in Article IX, a notation of which shall be executed by any Subsidiary Guarantor in the form attached hereto as Exhibit B.

“Taxes” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means the government of the Federative Republic of Brazil or any state of the Federative Republic of Brazil or any political subdivision or territory or possession of the government of the Federative Republic of Brazil or any jurisdiction in which the Company or a Subsidiary Guarantor is engaged in business for tax purposes or is resident for withholding tax purposes or, in all such instances, any authority or agency therein or thereof having power to tax.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the Event the Trust Indenture Act of 1939 is amended after such dated, “TIA” means, to the extent required by any such amendment the Trust Indenture Act of 1939 as so amended.

“Trustee” means HSBC Bank USA, National Association until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer of the Trustee having direct responsibility for the administration of this Indenture.

“US Dollar Equivalent” means, with respect to any monetary amount in a currency other than the US dollar at any one time for the determination thereof, the amount of US dollars obtained by converting such foreign currency involved in such computation into US dollars at the spot rate for the purchase of US dollars with the applicable foreign currency as quoted by Reuters at approximately 11:00 a.m. (New York time) on the date not more than two business days prior to such determination.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

SECTION 1.2.   Other Definitions.

Term	Defined in Section

“Agent Member”	2.14(a)
“Bankruptcy Law”	5.1
“covenant defeasance option”	7.1(b)
“Custodian”	5.1
“Event of Default”	5.1
“First Redemption Date”	3.1
“Global Note”	2.1
“Installment Amount”	3.1
“legal defeasance option”	7.1(b)
“Note Register”	2.5
“Note Registrar”	2.5
“Obligations”	9.2
“Second Redemption Date”	3.1
“Third Redemption Date”	3.1

SECTION 1.3.   Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“indenture Notes” means the Notes.

“indenture Note holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture Notes means the Company and any other obligor on the indenture Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.4.   Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness;

(7)                                  the principal amount of any noninterest bearing or other discount Note at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

(8)                                  the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

ARTICLE II

The Notes

SECTION 2.1.   Title and Terms; Form.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The Notes shall be issued in the form of one or more permanent global Notes in fully registered form without interest coupons (each, a “Global Note”).  Physical Notes shall be in substantially the form set forth in Exhibit A hereof excluding the Global Notes Legend.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

The Notes shall be known and designated as the “12.625% Senior Notes due 2009” of the Company.  The final Stated Maturity of the Notes shall be November 26, 2009, and the Notes shall bear interest at the rate of 12.625% per annum from the Issue Date or from the most recent interest payment date to which interest has been paid, as the case may be, payable semi-annually on May 26 and November 26, in each year, commencing on May 26, 2005 to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date, until the principal thereof is paid or duly provided for.  Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of, premium, if any, and interest (and any Additional Amounts) on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby.  The principal of, premium, if any, and interest on Physical Notes shall be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company maintained for such purpose in the City of New York (which initially shall be the corporate trust office of the Trustee in the City of New York), or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to the addresses of the persons entitled thereto as such addresses shall appear on the Note Register.

SECTION 2.2.   Denominations.  The Notes shall be issuable only in fully registered form without coupons and only in denominations of US$1.00 and any integral multiple thereof.

SECTION 2.3.   Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by the manual or facsimile signature of any two of its Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, its President, one of its Executive Vice Presidents, its Secretary, Assistant Secretary or General Counsel.

Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices on the date of such Notes.

At any time and from time to time upon or after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for authentication, and delivery of such Notes as provided in this Indenture and not otherwise.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A hereto duly executed by the Trustee by manual signature of an authorized representative, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

In case the Company shall be consolidated, amalgamated, merged with or into any other Person or shall convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, amalgamation or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, any of the Notes authenticated or delivered prior to such consolidation, amalgamation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in terminology and form as may be appropriate, but otherwise in substance of the same tenor as the Notes surrendered for such exchange and the same principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver replacement Notes as specified in such request for the purpose of such exchange.  If such Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.3 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent to authenticate Notes on behalf of the Trustee if directed to do so by a Company Order.  Each reference in this Indenture to authentication by the Trustee includes authentication by each such agent.  An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

If any of the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Notes that (i) shall be in minimum denominations of US$1.00 or integral multiples thereof, (ii) shall be registered in the name of the Depository for such Global Note or Notes or the nominee of such Depository, (iii) shall be delivered to the Trustee as Notes Custodian for such Depository and (iv) shall bear the Global Notes legend in substantially the form set forth in Exhibit A.

The Trustee shall not be required to authenticate any Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

SECTION 2.4.   Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes.  Temporary Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay but in no event later than the Issue Date of the Notes.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the same principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.5.   Registration, Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the “Note Register”) in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Trustee is hereby initially appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company, the Company shall, subject to the terms of this Indenture, execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more Notes of any authorized denomination or denominations, of the same aggregate principal amount.

At the option of the Holder, subject to the terms of this Indenture, Notes in certificated form may be exchanged for other Notes of any authorized denomination or denominations, of the same aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Notes, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3, 2.4 and 3.6 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption under Section 3.2 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry.

When Notes are presented to the Note Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Note Registrar’s request.

SECTION 2.6.   Mutilated, Destroyed, Lost and Stolen Notes.  If (a) any mutilated Note is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, each Subsidiary Guarantor and the Trustee, such Note or indemnity, in each case, as may be required by them to save each of them harmless from any loss which any of them may suffer if a Note is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon a Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a replacement Note of the same tenor and principal amount, bearing a number not contemporaneously outstanding.

Upon the issuance of any replacement Notes under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company and each Subsidiary Guarantor, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.7.   Payment of Interest; Interest Rights Preserved.  Interest relating to the Notes, on any Note (and any Additional Amounts payable in respect thereof) which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the regular record date for such interest.

Any interest on any Note (and any Additional Amounts payable in respect thereof) which is payable, but is not punctually paid or duly provided for, on any interest payment date and interest (and any Additional Amounts payable in respect thereof) on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the regular record date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

(a)                                  The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this paragraph (a).  Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company in writing of such special record date.  In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date.

Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective Predecessor Notes) are registered on such special record date and shall no longer be payable pursuant to the following subsection (b).

(b)                                 The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.8.   Paying Agents; Discharge of Payment Obligations; Indemnity of Holders.  (a)  The Company may from time to time appoint one or more Paying Agents and may designate a Paying Agent as Principal Paying Agent under this Indenture and the Notes.  By its execution and delivery of this Indenture, the Company hereby initially designates and appoints HSBC Bank USA, National Association as Principal Paying Agent.  Subject to Section 2.15, the Company may act as Paying Agent.

(b)                                 Unless the Company shall be acting as Paying Agent as provided in Section 2.15, the Company shall, by 10:00 a.m. New York time, no later than one Business Day prior to each interest payment date or principal payment date on any Notes (whether on maturity, redemption or otherwise) (each, a “Payment Date”), deposit with the Principal Paying Agent in immediately available funds a sum sufficient to pay such principal, any premium, and interest when so becoming due (including any Additional Amounts).  The Company shall cause the bank through which such payment is to be made to supply to the Principal Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date for any such payment an irrevocable confirmation (by tested telex or authenticated SWIFT MT 100 Message) of its intention to make such payment.  The Principal Paying Agent shall arrange with all Paying Agents for the payment, from funds furnished by the Company or any Subsidiary Guarantor to the Trustee pursuant to this Indenture, of the principal, and premium, if any, and interest (including Additional Amounts, if any) on the Notes and of the compensation of such Paying Agents for their services as such.  All Paying Agents will hold in trust, for the benefit of Holders or the Trustee, all money held by such Paying Agent for the payment of principal, or premium if any, of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon complying with this Section 2.8 and the applicable provisions of Section 2.15, the Paying Agents shall have no further liability for the money delivered to the Trustee.

(c)                                  Any payment to be made in respect of the Notes or Subsidiary Guarantees by the Company or any Subsidiary Guarantor to or to the order of a Paying Agent shall be in satisfaction pro tanto of the obligations of the Company under the Notes.  The Company shall indemnify the Holders against any failure on the part of any Paying Agent to pay any sum due in respect of the Notes and shall pay such sum to the Trustee on demand.  This indemnity constitutes a separate and independent obligation from the other obligations of the Company under the Notes, shall give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by the Trustee and/or any Holder and shall continue in full force and effect despite any judgment, order, claim, or proof for a liquidated amount in respect of any sum due under the Indenture, the Notes or any judgment or order.

SECTION 2.9.   Persons Deemed Owners.  Prior to and at the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name any Note is registered in the Note Register as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.7) interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.10.   Cancellation.  All Notes surrendered for payment, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it.  The Company and any Subsidiary Guarantor may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company or such Subsidiary Guarantor may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be destroyed in accordance with its customary procedures and certification of their destruction delivered to the Company unless by a Company Order the Company shall direct that the cancelled Notes be returned to it.  The Trustee shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company in writing.

SECTION 2.11.   Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12.   Legal Holidays.  In any case where any interest payment date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date, Redemption Date, date established for the payment of Defaulted Interest or at the Stated Maturity, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such interest payment date, Redemption Date, date established for the payment of Defaulted Interest or Stated Maturity, as the case may be, to the next succeeding Business Day.

SECTION 2.13.   CUSIP and CINS Numbers.  The Company in issuing the Notes may use a “CUSIP” and/or a “CINS” number (if then generally in use), and if so, the Trustee may use the CUSIP and CINS numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  All Notes shall bear identical CUSIP numbers.  The Company shall promptly notify the Trustee in writing of any change in the CUSIP, Common Code or CINS number.

SECTION 2.14.   Book-Entry Provisions for Global Notes.  (a)  Each Global Note shall (i) be registered in the name of the Depository for such Global Note or the nominee of such Depository, (ii) be delivered to the Trustee as Notes Custodian for such Depository and (iii) bear the Global Notes legend as set forth in Exhibit A.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees.  Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 2.14.  Beneficial owners may obtain Physical Notes in exchange for their beneficial interests in a Global Note upon request in accordance with the Depository’s and the Note Registrar’s procedures at any time.  In addition, Physical Notes shall be issued in exchange for a Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Note or the Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Company within 90 days of such notice or such cessation, as the case may be or (ii) an Event of Default has occurred and is continuing with respect to any Notes represented by a Global Note and Holders who hold more than 25% in aggregate principal amount of the Notes at the time outstanding represented by such Global Note advise the Trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) with respect to such Global Note is no longer required and the Note Registrar has received a request from the Depository to issue Physical Notes.

(c)                                  Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(d)                                 In connection with any transfer of a portion of the beneficial interest in a Global Note to beneficial owners pursuant to subsection (b) of this Section, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of the same tenor and amount.

(e)                                  In connection with the transfer of an entire Global Note to beneficial owners thereof pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f)                                    The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.15.   Money for Note Payments To be Held in Trust.  If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company shall, on the Business Day prior to each due date of the principal of, premium, if any, or interest on, any Notes, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal, premium, if any, or interest so becoming due in the manner set forth in Section 2.8, such sum to be held in trust for the benefit of the Holders entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.15, that such Paying Agent shall:

(a)                                  hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b)                                 give the Trustee notice of any Default by the Company or any Subsidiary Guarantors (or any other obligor upon the Notes) in the making of any payment of principal of, premium, if any, or interest on the Notes;

(c)                                  at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)                                 acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to their duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company upon receipt of a Company Request therefor, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 2.16.   Noteholder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Note Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.17.   Outstanding Notes.  Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

ARTICLE III

Redemption

SECTION 3.1.   Scheduled Redemption.  (a)  Amortization. Unless previously redeemed, or purchased or cancelled, each Note will be redeemed (subject as provided in subsection (b) below, in three equal installments on the dates and in the amounts set out below (each an “Installment Amount”):

Scheduled Redemption Date	Installment Amount

November 26, 2007 (the “First Redemption Date”)	33.33% of aggregate principal amount
November 26, 2008 (the “Second Redemption Date”)	33.33% of aggregate principal amount
November 26, 2009 (the “Third Redemption Date”)	33.34% of aggregate principal amount

(b)                                 Adustment of Installment Amounts.

(1)                                  If the Exchange Rate Increase with respect to the First Redemption Date is greater than the Inflation Rate Increase with respect to the First Redemption Date, then:

(i)                                     the Installment Amount due on the First Redemption Date shall be reduced by the amount of the Exchange Adjustment applicable to the First Redemption Date;

(ii)                                  the Installment Amount due on the Second Redemption Date shall be increased by the amount which is equal to 50% of the amount of the Exchange Adjustment applicable to the First Redemption Date; and

(iii)                               the Installment Amount due on the Third Redemption Date shall be increased by the amount which is equal to 50% of the amount of the Exchange Adjustment applicable to the First Redemption Date.

(2)                                  If the Exchange Rate Increase with respect to the Second Redemption Date is greater than the Inflation Rate Increase with respect to the Second Redemption Date, then:

(i)                                     the Installment Amount due on the Second Redemption Date (as adjusted, if applicable, in accordance with Section 3.1(b)(1)(ii) above) shall be reduced by the amount of the Exchange Adjustment applicable to the Second Redemption Date; and

(ii)                                  the Installment Amount due on the Third Redemption Date (as adjusted, if applicable, in accordance with Section 3.1(b)(1)(iii) above) shall be increased by the amount of the Exchange Adjustment applicable to the Second Redemption Date.

(3)                                  If the Installment Amount due on any Redemption Date is reduced as set forth in Sections 3.1(b)(1) or (2) above, then interest shall continue to accrue on the amount of such reduction in accordance with this Indenture until paid in full.

(c)                                  Optional Redemption.  On any of the First Redemption Date, the Second Redemption Date, or the Third Redemption Date, the Company may redeem all of the Notes, at a redemption price of 100% of the outstanding principal amount of the Notes so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.2.   Optional Redemption.  On any of the First Redemption Date, the Second Redemption Date, or the Third Redemption Date, the Company may redeem all of the Notes, at a redemption price of 100% of the outstanding principal amount, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.3.   Notices to Trustee.  If the Company elects to redeem Notes pursuant to Section 3.1 or 3.2, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate from the Company to the effect that such redemption will comply with the conditions herein.  If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

SECTION 3.4.   Selection of Notes To Be Redeemed.  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and Notes exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.  The Trustee shall make the selection from outstanding Notes not previously called for redemption.  The Trustee may select for redemption portions of the principal of Notes that have denominations larger than US$1.00.  Notes and portions of them the Trustee selects shall be in amounts of US$1.00 or a whole multiple of US$1.00.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.5.   Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.  A copy of such notice shall be delivered to the Trustee.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                  if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                  the CUSIP number, if any, printed on the Notes being redeemed;

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)                                  the paragraph of the Notes pursuant to which the Notes are being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.6.   Effect of Notice of Redemption.  Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Noteholder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.7.   Deposit of Redemption Price.  By at least 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

SECTION 3.8.   Notes Redeemed in Part.  Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a Note equal in a principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

Covenants

SECTION 4.1.   Payment of Notes.  The Company shall promptly pay the principal of and interest and any Additional Amounts payable in respect thereof on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due (and any Additional Amounts) and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.2.   Payment of Additional Amounts.  (a)  All payments by the Company or any Subsidiary Guarantor under or in respect of the Notes or any Subsidiary Guarantee will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, fees or other governmental charges of whatever nature (and any fines, penalties or interest related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of the Federative Republic of Brazil or the successor jurisdiction (if any) of any paying agent or, in each case, any political subdivision thereof or taxing authority therein (each, a “Taxing Jurisdiction”), unless such withholding or deduction is required by law.  In that event, the Company or any Subsidiary Guarantor, as the case may be, shall pay to each holder or Notes such additional amounts (“Additional Amounts”) duly evidenced as may be necessary in order that every net payment made by the Company or such Subsidiary Guarantor, as the case may be, on each Note or Subsidiary Guarantee after deduction or withholding for or on account of any Tax imposed upon or as a result of such payment by the Taxing Jurisdiction will not be less than the amount then due and payable on such Note or Subsidiary Guarantee.  The foregoing obligation to pay Additional Amounts, however, will not apply to:  (i) any Tax which would not have been imposed, withheld or otherwise deducted but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation), on the one hand, and the Taxing Jurisdiction, on the other hand, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or any other connection of any kind, other than the mere receipt of such payment or the ownership or holding of such Note; (ii) any Tax which would not have been imposed, withheld or otherwise deducted but for the presentation by such Holder for payment (where presentation is required) on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; (iii) the extent that the Taxes would not have been imposed, withheld or otherwise deducted but for the failure of such Holder to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Holder if (a) such compliance is required or imposed by statute, regulation, administrative practice or treaty or other applicable law of such Taxing Jurisdiction as a precondition to exemption from all or a part of such Tax and (b) at least 30 days prior to the date on which the Companies apply this clause (iii), the Company or Subsidiary Guarantor shall have notified such Holder that some or all Holders shall be required to comply with such requirement; (iv) a Tax imposed, withheld or otherwise deducted on a payment to an individual and required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council Meeting of 26-27 November 2000 on the taxation of savings income or any law complying with, or introduced in order to conform to, such Directive; (v) any Tax imposed, withheld or otherwise deducted on a Note or Subsidiary Guarantee presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Subsidiary Guarantee to another Paying Agent; (vi) any estate, inheritance, gift, sales, transfer or personal property tax or similar Tax or any Tax payable other than by withholding on a payment on the Notes; or (vii) any combination of items (i) through (vi) above.

(b)                                 The Company and each Subsidiary Guarantor shall also pay any duly evidenced present or future stamp, court or documentary taxes or any other excise taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or the making of payments in respect of the Notes or Subsidiary Guarantees, as applicable, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of any Taxing Jurisdiction other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or Subsidiary Guarantees following the occurrence of any Default.

No Additional Amounts shall be paid with respect to a payment on a Note or Subsidiary Guarantee to a Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive payment of the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note or Subsidiary Guarantee.

The Company and each Subsidiary Guarantor shall provide the Trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof, if available) evidencing the payment of taxes in any Taxing Jurisdiction in respect of which the Company or such Subsidiary Guarantor has paid any Additional Amounts. Copies of such documentation shall be made available to the Paying Agents upon request therefor.

(c)                                  If the Company or any Subsidiary Guarantor shall be obligated to pay Additional Amounts with respect to any interest payment under the Notes or a Subsidiary Guarantee, the Company or such Subsidiary Guarantor, as applicable, will:  (i) at least 10 Business Days prior to the first interest payment date (and at least 10 Business Days prior to each succeeding interest payment date or any redemption date or the maturity date if there has been any change with respect to the matters set forth in the below-mentioned officer’s certificate or if the Company or such Subsidiary Guarantor has not previously delivered such certificate), deliver to the Trustee and each Paying Agent an Officer’s Certificate (a) specifying the amount, if any, of taxes described in this Section 4.2 imposed or levied by or on behalf of any Taxing Jurisdiction (the “Relevant Withholding Taxes”) required to be deducted or withheld on the payment of principal of or interest on the Notes or Subsidiary Guarantees to holders and the Additional Amounts, if any, due to Holders in connection with such payment, and (b) certifying that the Company or such Subsidiary Guarantor will pay such deduction or withholding; (ii) prior to the due date for the payment thereof, pay any such Relevant Withholding Taxes, together with any penalties or interest applicable thereto; (iii) within 15 days after paying such Relevant Withholding Taxes, deliver to the Trustee and each Paying Agent evidence of such payment and of the remittance thereof to the relevant taxing or other authority as described herein; and (iv) pay any Additional Amounts due to Holders on any

interest payment date, redemption date or the maturity date to the Trustee in accordance with the provisions of this section.  Any such Officer’s Certificate will be deemed to be duly provided if sent by facsimile to the Trustee and each paying agent.

The Company and each Subsidiary Guarantor hereby covenant to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without negligence, bad faith or willful misconduct on such Person’s part, arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this section or the failure of the Trustee or any Paying Agent for any reason (other than its own negligence, bad faith or willful misconduct) to receive on a timely basis any such Officer’s Certificate or any information or documentation requested by it or otherwise required by applicable law or regulations to be obtained, furnished or filed in respect of such Relevant Withholding Taxes. The Company or such Subsidiary Guarantor will make available to any Holder requesting the same, evidence that the applicable Relevant Withholding Taxes have been paid.

(d)                                 Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts as are, were or would be payable in respect thereof.

(e)                                  The obligations of the Company and the Subsidiary Guarantors under this Section 4.2 shall survive the termination of this Indenture and the payment of all other amounts under or with respect to the Notes or the Subsidiary Guarantees, as the case may be.

SECTION 4.3.   Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with TIA § 314(a)(4).

SECTION 4.4.   Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V

Defaults and Remedies

SECTION 5.1.   Events of Default.  An “Event of Default” occurs if:

(1)                                  the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2)                                  the Company defaults in the payment of the principal or premium, if any, of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                  the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2) or (3) above) and such failure continues for 45 days after the notice specified below;

(4)                                  indebtedness of the Company (other than Excluded Debt) is not paid within any applicable grace period after failure to pay when due or is accelerated by the holders thereof because of a default;

(5)                                  Excluded Debt that is held by Persons who are not Affiliates of the Company is not paid within an applicable grace period after failure to pay when due or is accelerated by the holders thereof because of a default and the total principal amount of such unpaid or accelerated Excluded Debt exceeds US$35 million;

(6)                                  the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)                              commences a voluntary case;

(B)                                consents to the entry of an order for relief against it in an involuntary case;

(C)                                consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D)                               makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(7)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)                              is for relief against the Company in an involuntary case;

(B)                                appoints a Custodian of the Company or for any substantial part of its property; or

(C)                                orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

(8)                                  any judgment or decree for the payment of money in excess of US$5 million (to the extent not covered by insurance as acknowledged in writing by the insurer) is rendered against the Company and such judgment or decree remains undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable;

(9)                                  there shall have occurred any seizure, compulsory acquisition, expropriation or nationalization of material assets of the Company and its Subsidiaries; or

(10)                            any Subsidiary Guarantee fails to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Subsidiary Guarantor of its obligations under the Indenture or any Subsidiary Guarantee if such default continues for 10 days, unless otherwise released from such Subsidiary Guarantee obligation pursuant to the Indenture.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Decree Law No. 7661, of June 21, 1945, or any other Brazilian law relating to, or Title 11, United States Code, or any similar United States Federal or state law relating to, bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, “concordata” or relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian “sindico,” “comissario” or similar official under any Bankruptcy Law.

Notwithstanding the foregoing, a Default under clause (4) of this Section 5.1 will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in said clause (4) after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs.  Except in the case of a Default under clause (1) or (2) (including Additional Amounts) of this Section 5.1, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clauses (3), (4), (7) or (9) of this Section 5.1.

SECTION 5.2.   Acceleration.  If an Event of Default (other than an Event of Default specified in Section 5.1(6), (7) or (9)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Notes (and all Additional Amounts payable thereon) to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 5.1(6), (7) or (9), the principal of and accrued and unpaid interest on all the Notes (and any Additional Amounts) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders.  The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences, provided (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.7, (ii) all overdue interest on all Notes, (iii) the principal of the premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefore by such Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefore by such Notes, (b) all existing Events of Default, other than the non-payment of principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

SECTION 5.3.   Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

SECTION 5.4.   Waiver of Past Defaults.  Subject to Section 5.2 the Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or interest on a Note When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

SECTION 5.5.   Control by Majority.  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 5.6.   Limitation on Suits.  A Noteholder may not pursue any remedy with respect to this Indenture or the Notes, except the right to receive payment of principal, premium (if any) or interest when due, unless:

(1)                                  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2)                                  the Holders of at least 25% in outstanding principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders offer to the Trustee reasonable Note or indemnity against any loss, liability or expense;

(4)                                  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of Note or indemnity; and

(5)                                  the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 5.7.   Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 5.8.   Collection Suit by Trustee.  If an Event of Default specified in Section 5.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 6.7.

SECTION 5.9.   Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

SECTION 5.10.   Priorities.  If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 6.7;

SECOND:  to Noteholders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section.  At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 5.11.   Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

ARTICLE VI

Trustee

SECTION 6.1.   Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

(d)                                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e)                                  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)                                    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 6.2.   Rights of Trustee.  (a)  The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

(g)                                 The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

SECTION 6.3.   Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 6.10 and 6.11.

SECTION 6.4.   Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

SECTION 6.5.   Intentionally Omitted.

SECTION 6.6.   Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports required by TIA § 313(c).

A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

SECTION 6.7.   Compensation and Indemnity.  The Company shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Noteholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.7) and of defending itself against any claims (whether asserted by any Noteholder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.  Any Paying Agent, Note Registrar, co-registrar and co-paying agent shall have the same rights as to compensation and indemnity as set forth for the Trustee in this Section.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 6.7 shall not be subordinate to any other liability or indebtedness of the Company.

The Company’s payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.8.   Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 6.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent;

(3)                                  a receiver or other public officer takes

charge of the Trustee or its property; or

(4)                                  the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Noteholders.  The retiring Trustee shall, upon payment of its charges, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.7.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 6.7 shall continue for the benefit of the retiring or removed Trustee.

SECTION 6.9.   Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 6.10.   Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of TIA § 310(a).  The Trustee shall have a combined capital and surplus of at least US$100 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other Notes or certificates of interest or participation in other Notes of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 6.11.   Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE VII

Discharge of Indenture; Defeasance

SECTION 7.1.   Discharge of Liability on Notes; Defeasance.  (a)  When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.6) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes (other than Notes replaced pursuant to Section 2.6), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.1(c), cease to be of further effect.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)                                 Subject to Sections 7.1(c) and 7.2, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) the operation of Sections 5.1(3), 5.1(4) and 5.1(7) (“covenant defeasance option”).  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 5.2(3), 5.1(4) and 5.1(7).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding the provisions of Sections 7.1(a) and (b), the Company’s obligations in Sections 2.5, 2.6, 2.7, 2.8, 2.16, 2.17, 4.1, 4.2, 6.7, 6.8, 7.4, 7.5 and 7.6 shall survive until the Notes have been paid in full.  For the purpose of applying Section 4.2, if the Trustee is required by law or by the administration or interpretation thereof to withhold or deduct any amount for or on account of Taxes from any payment made from a defeasance trust, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to deduct or withhold such amount.  Thereafter, the Company’s obligations in Sections 6.7, 7.4 and 7.5 shall survive.

SECTION 7.2.   Conditions to Defeasance.  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)                                  the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes (including any Additional Amounts thereon) to maturity or redemption, as the case may be;

(2)                                  the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(3)                                  the Company shall have delivered to the Trustee an Opinion of Counsel, subject to certain customary qualifications, to the effect that (i) the funds so deposited will not be subject to any rights of any other holders of indebtedness of the Company, and (ii) the funds so deposited will not be subject to avoidance under applicable Bankruptcy Law;

(4)                                  the deposit does not constitute a default under any other agreement binding on the Company;

(5)                                  the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)                                  in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(7)                                  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(8)                                  the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States, the Federative Republic of Brazil and such other jurisdiction as the Trustee may request, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article VII have been complied with; and

(9)                                  The Company shall have delivered to the Trustee an Opinion of Counsel in Brazil reasonably acceptable to the Trustee to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Brazilian federal or state income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Brazilian federal and state income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred.  Notwithstanding anything to the contrary in this Indenture, this condition may not be waived by any Holder or the Trustee;

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

SECTION 7.3.   Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VII.  It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 7.4.   Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or Notes held by them upon payment of all the obligations under this Indenture.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

SECTION 7.5.   Indemnity for U.S. Government Obligations.  The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 7.6.   Reinstatement.  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE VIII

Amendments

SECTION 8.1.   Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

(1)                                  to cure any ambiguity, omission, defect or inconsistency;

(2)                                  to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture;

(3)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(4)                                  to add guarantees with respect to the Notes or to secure the Notes;

(5)                                  to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6)                                  to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

(7)                                  to make any change that does not adversely affect the rights of any Noteholder.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 8.2.   With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Notes or waive any past default or compliance with any provision of this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes.  However, without the consent of each Noteholder affected, an amendment may not:

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                  reduce the rate of or extend the time for payment of interest on any Note or reduce any Additional Amounts in respect thereof;

(3)                                  reduce the principal of or extend any Stated Maturity of any Note;

(4)                                  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may or shall be redeemed or repurchased in accordance with this Indenture;

(5)                                  make any Note payable in money other than that stated in the Note;

(6)                                  modify or amend in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Notes;

(7)                                  modify or amend in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Notes or the right of any Holder to institute suit for enforcement of any payment on or with respect to such Holder’s Notes;

(8)                                  make any change in Section 5.4 or 5.7 or the second sentence of this Section 8.2;

(9)                                  release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture; or

(10)                            amend or modify the provisions of Section 4.2.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment.  The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 8.3.   Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.4.   Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Noteholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall become valid or effective more than 120 days after such record date.

SECTION 8.5.   Notation on or Exchange of Notes.  If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

SECTION 8.6.   Trustee To Sign Amendments.  The Trustee may, but need not, sign any amendment authorized pursuant to this Article VIII if the amendment adversely affects the rights, duties, liabilities or immunities of the Trustee.  In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 10.4, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

ARTICLE IX

Subsidiary Guarantee

SECTION 9.1.   Execution of Subsidiary Guarantee.  Any Subsidiary of the Company that is not a Subsidiary Guarantor as of the date hereof may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a Subsidiary Guarantee in the form attached hereto as Exhibit B and (b) a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder.  Each supplement shall be accompanied by an opinion of counsel in a form reasonably satisfactory to the Trustee.  In the event that any Subsidiary of the Company becomes a Subsidiary Guarantor as of the date hereof or in accordance with this Section 9.1, then Sections 9.2 through 9.9 shall apply to such Subsidiary Guarantor.

SECTION 9.2.   Subsidiary Guarantee.  The Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantee to each Holder and to the Trustee and its successors and assigns, as a principal obligor and not merely as a surety, (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Obligations”).  The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article IX notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment.  The Subsidiary Guarantors waive notice of any default under the Notes or the Obligations.  The obligations of the Subsidiary Guarantors hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article IX), the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

The obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article V, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 9.3.   Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate liability of each Subsidiary Guarantor hereunder shall not exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to insolvency of debtors.

SECTION 9.4.   Successors and Assigns.  (a)   This Article IX shall be binding upon the Subsidiary Guarantors and their successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

(b)                                 Notwithstanding the foregoing, all obligations of a Subsidiary Guarantor under this Article IX shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any Person which is not a Subsidiary of the Company, of all or substantially all of the assets of such Subsidiary Guarantor or all of the capital stock of such Subsidiary Guarantor owned by the Company or any Subsidiary; provided that (i) such sale, exchange or transfer is not prohibited by this Indenture and (ii) all obligations of such Subsidiary Guarantor under all of its Guarantees of, and in respect of all liens on its assets securing, indebtedness of the Company are also released and discharged upon such sale, exchange or transfer.

SECTION 9.5.   No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article IX shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article IX at law, in equity, by statute or otherwise.

SECTION 9.6.   Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 9.7.  The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Holders, and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 9.7.   No Subrogation.  Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 9.8.   Modification.  No modification, amendment or waiver of any provision of this Article IX, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

SECTION 9.9.   Waiver of Brazilian Law Benefits.  Each Subsidiary Guarantor hereby expressly waives all benefits set forth in the following provisions of Brazilian law:  articles 1491, 1494, 1498, 1499, 1500 and 1503 of the Brazilian Civil Code, articles 261 and 262 of the Brazilian Commercial Code and article 595 of the Brazilian Civil Procedure Code.

ARTICLE X

Miscellaneous

SECTION 10.1.   Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

SECTION 10.2.   Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or to the Subsidiary Guarantors:

Tevecap S.A.

Av. Das Nações Unidas, 7221 – 7(o) andar

São Paulo, SP

Brazil, 05425-902

Tel:  011-55-11-3037-5127

Fax:  011-55-11-3037-3460

Attention:  Carlos Eduardo Malagoni

if to the Trustee or the Paying Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attention: Corporate Trust

Tel.: 212-525-1316

Fax: 212-525-1300

if to the Principal Paying Agent:

HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018

Attention: Corporate Trust

Tel.: 212-525-1316

Fax: 212-525-1300

The Company, any of the Subsidiary Guarantors, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder’s address as it appears on the registration books of the Note Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.3.   Communication by Holders with other Holders.  Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Note Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.4.   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.5.   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)                                  a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.6.   When Notes Disregarded.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether a Trust Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 10.7.   Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Noteholders.  The Note Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.8.   Legal Holidays.  A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or Sao Paulo, Brazil.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.9.   Governing Law.  This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 10.10.   No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

SECTION 10.11.   Successors.  All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes and the Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.12.   Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 10.13.   Variable Provisions.  The Company initially appoints the Trustee as Paying Agent and Note Registrar and custodian with respect to any Global Notes.

SECTION 10.14.   Qualification of Indenture.  The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 10.15.   Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.16.   Agent for Service; Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Indenture or any amendment or supplement hereto, each of the Company and each Subsidiary Guarantor, (i) acknowledges that it has, by separate written instrument, designated and appointed CT Corporation System, currently located at CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, the Notes, this Indenture or any Subsidiary Guarantee (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state Notes laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System shall be deemed in every respect effective service of process upon the Company or any such Subsidiary Guarantor, as the case may be, in any such suit, action or proceeding.  The Company and each Subsidiary Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and each Subsidiary Guarantor may and shall (to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 10.16 that (i) maintains an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company and the Subsidiary Guarantors or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business and for other persons in the ordinary course of its business and (iii) agrees to act as agent for service of process in accordance with this Section 10.16.  Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York.  Upon the request of any Holder, the Trustee shall deliver such information to such Holder.  Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Subsidiary Guarantors appointed and acting in accordance with this Section 10.16.

To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Indenture, the Notes and the Subsidiary Guarantees, to the extent permitted by law.

SECTION 10.17.   Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.  (a)  U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Notes, the Subsidiary Guarantees or this Indenture, including damages.  Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company and the Subsidiary Guarantors or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company and the Subsidiary Guarantors shall only constitute a discharge to the Company and the Subsidiary Guarantors to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recover (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that dollar amount is less than the dollar amount expressed to be due to the recipient under the Notes, the Company and the Subsidiary Guarantors shall jointly and severally indemnify it against any loss sustained by it as a result as set forth in Section 10.17(b).  In any event, the Company and the Subsidiary Guarantors shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 10.17, it will be sufficient for the holder of a Note to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  The indemnities set forth in this Section 10.17 constitute separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of the Notes and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under the Notes.

(b)                                 The Company and each Subsidiary Guarantor covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, the Subsidiary Guarantees and this Indenture:

(i)                                     (A)  If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “judgment currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B)                                If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Subsidiary Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii)                                  In the event of the winding-up of the Company or any Subsidiary Guarantor at any time while any amount or damages owing under the Notes, the Subsidiary Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company or the relevant Subsidiary Guarantor, as the case may be, shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the U.S. Dollar Equivalent of the amount due or contingently due under the Notes, the Subsidiary Guarantees and this Indenture (other than under this Subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this Subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Company or the relevant Subsidiary Guarantor, as the case may be, shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company or the relevant Subsidiary Guarantor, as the case may be, may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(iii)                               The obligations contained in Subsections (a), (b)(i)(B), (b)(ii) and (b)(v) of this Section 10.17 shall constitute separate and independent obligations from the other

Indenture obligations of the Company and the Subsidiary Guarantors, shall give rise to separate and independent causes of action against the Company and each Subsidiary Guarantor, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company or any Subsidiary Guarantor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b)(ii) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the relevant Subsidiary Guarantor or the liquidator or otherwise or any of them.  In the case of Subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(iv)                              The term “rate(s) of exchange” means the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the judgment currency other than the Base Currency referred to in Subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

(c)                                  In the event that on any payment date in respect of the Notes or any Subsidiary Guarantee, any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each Subsidiary Guarantor agree to pay all amounts payable under the Notes and the Subsidiary Guarantees in the currency of the Notes by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Notes, for the purchase of the currency of such Notes.  All costs and taxes payable in connection with the procedures referred to in this Section 10.17 shall be borne by the Company and the Subsidiary Guarantors.

[The remainder of the page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TEVECAP S.A.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee and Paying Agent

By:	/s/ Frank J. Godino
	Name:	Frank J. Godino
	Title:	Vice President

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

On this      day of            , 2004, before me, a notary public within and for said county, personally appeared                      , to me personally known who being duly sworn, did say that he was the                            of Tevecap S.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

STATE OF NEW YORK	)
: ss.
COUNTY OF NEW YORK	)

On this       day of            , 2004, before me, a notary public within and for said county, personally appeared                      , to me personally known who being duly sworn, did say that he is the attorney-in-fact of HSBC Bank USA, National Association, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.

[NOTARIAL SEAL]

EXHIBIT A

[FORM OF NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [ ]	Principal Amount US$[ ]

CUSIP NO. 88162X AD 8

12.625% Senior Note due 2009

Tevecap S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil promises to pay to [  ], or registered assigns, the principal sum of [  ] Dollars on November 26, 2009 or such other amount as is shown on the Register on such date in respect of this Note.

Interest Payment Dates:  May 26 and November 26.

Record Dates:  May 1 and November 1.

Additional provisions of this Note are set forth on the other side of this Note.

Dated: , 2004	TEVECAP S.A.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

HSBC BANK USA, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By:
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

12.625% Senior Note due 2004

1.                                       Interest

Tevecap S.A., a sociedade anônima organized under the laws of the Federative Republic of Brazil (such entity and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”) promises to pay interest on the principal amount of this Note at the rate per annum shown above.

The Company will pay interest semiannually on May 26 and November 26 of each year, commencing on May 26, 2005.  Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from November 26, 2004.  The Company shall pay interest on overdue principal or premium, if any, at the rate borne by the Notes to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment

By at least 10:00 a.m. (New York City time) on the Business Day prior to the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest.  The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Company may pay principal and interest by check payable in such money.  It may mail an interest check to a Holder’s registered address.  Any such interest not punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on a regular record date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Notes exchange on which the Notes may be listed, and upon such notice as may be required by the Depository or any such clearing agency or exchange, all as more fully provided in such Indenture.  In addition, the Company will pay to the Holder of this Note such Additional Amounts as may become payable under Section 4.2 of the Indenture.

3.                                       Paying Agent and Registrar

Initially, the HSBC Bank USA, National Association, a national banking association (“Trustee”), will act as Paying Agent and Note Registrar.  Initially, HSBC Bank USA, National Association will act as Principal Paying Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.  The Company may act as Paying Agent, Note Registrar or co-registrar.

4.                                       Indenture

The Company issued the Notes under an Indenture dated as of December    , 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

The Notes are general unsecured senior obligations of the Company, ranking pari passu with all other existing and future general unsecured senior indebtedness of the Company and senior in right of payment to all other existing and future subordinated indebtedness of the Company.  This Note is one of the Notes referred to in the Indenture.

5.                                       Scheduled Redemption

Unless previously redeemed, or purchased or cancelled, each Note will be redeemed (subject as provided in subsection (b) below in three equal installments on the dates and in the amounts set out below (each an “Installment Amount”):

Scheduled Redemption Date	Installment Amount

November 26, 2007 (the “First Redemption Date”)	33.33% of aggregate principal amount
November 26, 2008 (the “Second Redemption Date”)	33.33% of aggregate principal amount
November 26, 2009 (the “Third Redemption Date”)	33.34% of aggregate principal amount

6.                                       Adustment of Installment Amounts:

(i)                                     If the Exchange Rate Increase with respect to the First Redemption Date is greater than the Inflation Rate Increase with respect to the First Redemption Date, then:

(I)                                    the Installment Amount due on the First Redemption Date shall be reduced by the amount of the Exchange Adjustment applicable to the First Redemption Date;

(II)                                the Installment Amount due on the Second Redemption Date shall be increased by the amount which is equal to 50% of the amount of the Exchange Adjustment applicable to the First Redemption Date; and

(III)                            the Installment Amount due on the Third Redemption Date shall be increased by the amount which is equal to 50% of the amount of the Exchange Adjustment applicable to the First Redemption Date.

(ii)                                  If the Exchange Rate Increase with respect to the Second Redemption Date is greater than the Inflation Rate Increase with respect to the Second Redemption Date, then:

(I)                                    the Installment Amount due on the Second Redemption Date (as adjusted, if applicable, in accordance with clause (6)(i)(II) above) shall be reduced by the amount of the Exchange Adjustment applicable to the Second Redemption Date; and

(II)                                the Installment Amount due on the Third Redemption Date (as adjusted, if applicable, in accordance with clause (6)(i)(III) above) shall be increased by the amount of the Exchange Adjustment applicable to the Second Redemption Date.

(iii)                               If the Installment Amount due on any Redemption Date is reduced as set forth in clauses (6)(i) or (6)(ii) above, then interest shall continue to accrue on the amount of such reduction in accordance with the indenture until paid in full.

7.                                       Optional Redemption

On any of the First Redemption Date, the Second Redemption Date, or the Third Redemption Date, the Company may redeem all of the new notes, at a redemption price of 100% of the outstanding principal amount of the new notes so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

8.                                       Subsidiary Guarantee

To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors, if any, will unconditionally guarantee such obligations on a senior basis pursuant to the terms of the Indenture.

9.                                       Tax Redemption

The Notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to maturity if as the result of any change in or amendment to the laws, regulations or rulings of Brazil or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings (including the holding of a court of competent jurisdiction), the Company or any Subsidiary Guarantor has or will become obligated to pay Additional Amounts (excluding interest and penalties) in excess of the Additional Amounts that the Company would be obligated to pay if Taxes (excluding interest and penalties) were imposed with respect to such payments of interest at a rate of 15.0% and such obligation cannot be avoided by the Company or the Subsidiary Guarantors, as the case may be, taking reasonable measures available to them, then the Company may, at its option, redeem or cause the redemption of the Notes, as a whole but not in part, upon not more than 60 nor less than 30 days’ notice given in the manner set forth in Section 3.3 of the Indenture to the Holders (with copies to the Trustee and each Paying Agent) at 100% of their principal amount, together with accrued interest to (but excluding) the date fixed for redemption, plus any such Additional Amounts payable with respect to such principal amount and interest.  Prior to the giving of notice of redemption of the Notes as described herein and as a condition to any such redemption, the Company will deliver to the Trustee an Officers’ Certificate (together with a copy of a written Opinion of Counsel to the effect that the applicable rate has so increased, or the Company or any Subsidiary Guarantor has or will become so obligated to pay Additional Amounts as a result of such change or amendment), stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts relating thereto.  No notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company or any Subsidiary Guarantor would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due and, at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

10.                                 Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address.  Notes in denominations of principal amount larger than US$1.00 may be redeemed in part but only in whole multiples of US$1.00.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

11.                                 Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of principal amount of US$1.00 and any integrals multiple thereof.  A Holder may transfer or Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer of or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Notes selected for redemption and ending at the close of business on the day of such mailing.

12.                                 Persons Deemed Owners

The registered holder of this Note may be treated as the owner of it for all purposes.

13.                                 Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

14.                                 Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

15.                                 Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes.  Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company for the benefit of the Noteholders, or to comply with any requirements of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Notes.

16.                                 Defaults and Remedies

Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days; (ii) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by us to comply with any other agreements contained in the Indenture for 45 days after notice (in each case, other than a failure to purchase Notes which shall constitute an Event of Default under clause (ii) above); (iv) indebtedness of ours (other than the Excluded Debt) is not paid within any applicable grace period after failure to pay when due or is accelerated by the holders thereof because of a default (the “cross acceleration provision”); (v) the outstanding Excluded Debt that is held by Persons who are not Affiliates of the Company is not paid within any applicable grace period after failure to pay when due or is accelerated by the holders thereof because of a default and the total amount of such indebtedness unpaid or accelerated exceeds US$35 million; (vi) certain events of bankruptcy, insolvency or reorganization of ours (the “bankruptcy provisions”); (vii) any judgment or decree for the payment of money in excess of US$ 5 million (to the extent not covered by insurance as acknowledged in writing by the insurer) is rendered against us and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the “judgment default provision”); (viii) there shall have occurred any seizure, compulsory acquisition, expropriation or nationalization of material assets of ours and our Subsidiaries; or (ix) the failure of any Subsidiary Guarantee to be in full force or the denial or disaffirmation by any Subsidiary Guarantor of its obligation under the Indenture or Subsidiary Guarantee.  However, a default under clause (iv) will not constitute an Event of Default until the Trustee or the holders of 25.0% in principal amount of the outstanding Notes notify us of the default and the Company does not cure such default within the time specified in clause (iv) hereof after receipt of such notice.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately (including all Additional Amounts thereon).  Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or Note.  Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17.                                 Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

18.                                 No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Noteholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Notes.

19.                                 Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

20.                                 Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

21.                                 CUSIP and CINS Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused CUSIP and/or CINS numbers to be printed on the Notes and has directed the Trustee to use such numbers in notices of redemption as a convenience to Noteholders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.                                 Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

23.                                 Additional Amounts

The Company will pay to the Holders of Notes such Additional Amounts as may become payable under Section 4.2 of the Indenture.

24.                                 Conversion of Currency

U.S. dollars are the sole currency of account and payment for all sums payable by the Company and the Subsidiary Guarantors under or in connection with the Notes, the Subsidiary Guarantees or the Indenture, including damages.  The Company and each Subsidiary Guarantor have agreed that the provisions of Section 10.17 of the Indenture shall apply to conversion of currency in the case of the Notes, Subsidiary Guarantees and the Indenture.  Among other things, Section 10.17 specifies that if there is a change in the rate of exchange prevailing between the Business Day before the day on which a judgment is given or an order or enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company or the relevant Subsidiary Guarantor, as the case may be, will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.  In the event that on any payment date in respect of the Notes or any Subsidiary Guarantee any restrictions or prohibition of access to the Brazilian foreign exchange market exists, the Company and each

Subsidiary Guarantor agree to pay all amounts payable under the Notes and the Subsidiary Guarantees in the currency of the Notes by means of any legal procedure existing in Brazil (except commencing legal proceedings against the Central Bank of Brazil), on any due date for payment under the Notes, for the purchase of the currency of such Notes.  All costs and taxes payable in connection with the procedures referred to in this paragraph shall be borne by the Company and the Subsidiary Guarantors.

25.                                 Agent for Service; Submission to Jurisdiction; Waiver of Immunities

The Company and each Subsidiary Guarantor have appointed CT Corporation System, currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any suit, action or proceeding with respect to, arising out of, or relating to, this Note, the Indenture or any Subsidiary Guarantee (other than an insolvency, liquidation or bankruptcy proceeding or any other proceeding in the nature of an in rem or quasi in rem proceeding), that may be instituted in any Federal or state court in the State of New York, The City of New York, the Borough of Manhattan, or brought under Federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) and have agreed that there shall, at all time, be at least one agent for service of process for the Company and the Subsidiary Guarantors appointed and acting in accordance with the provisions of Section 10.16 of the Indenture relating to agent for service of process.  To the extent that the Company or any Subsidiary Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company and each Subsidiary Guarantor have irrevocably waived such immunity in respect of its obligations under the Indenture and this Note and the Guarantee, to the extent permitted by law.

The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type.

Requests may be made to:  Tevecap S.A.

Attention of Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

EXHIBIT B

[FORM OF GUARANTEE]

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not merely as a surety, to the Holder of this Note, the cash payments in United States dollars of principal, premium, if any, and interest on this Note (and including Additional Amounts payable thereon) in the amounts and at the times when due, together with interest on the overdue principal, premium, if any, and interest, if any, on this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and conditions of this Note and the Indenture, including Article IX of the Indenture.  Capitalized terms used but not defined herein shall have meanings ascribed to them in the Indenture, dated as of December    , 2004, among the Company, HSBC Bank USA, National Association, as Trustee and Principal Paying Agent, as amended or supplemented.

The obligations of the undersigned to the Holders of Notes and to the Trustee are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this endorsement to be duly executed.

               , 2004